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                                                                    EXHIBIT 99.3

                             SODEXHO ALLIANCE S.A.




                               POWER OF ATTORNEY
                               -----------------

I, Denis Robin, an officer of Sodexho Alliance S.A., hereby constitute and appoint Howard K. Fuguet, Jane D. Goldstein and Tanya Cluff, and each of them singly, my true and lawful attorneys, with full power to them and each of them, to sign for me, and in my name and in my capacity as an officer of Sodexho Alliance S.A, any and all filings or reports required to be filled under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys, and each of them, acting alone, full power and authority to do and perform in the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys or any of them may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 8/th/ day of May, 2001.



                                     /s/ Denis Robin
                                    -------------------------------
                                    Name:  Denis Robin
                                    Title: Director of Acquisitions
                                           and Developments